EXHIBIT 3(i)

CERTIFICATE OF INCORPORATION
OF
ADVANCED BIOTHERAPY, INC.

        FIRST: The name of the corporation is Advanced Biotherapy, Inc.

        SECOND: The address of the registered office of the Corporation in the State of Delaware shall be at 9 East Lookerman, Suite 1 B, City of Dover, County of Kent, Delaware. The name and address of the Corporation’s registered agent in the State of Delaware is National Registered Agents, 9 East Lookerman, Suite 1 B, City of Dover, County of Kent, Delaware.

        THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the General Corporation Law of the State of Delaware.

        FOURTH:

        1. The total number of shares of stock which the Corporation shall have authority to issue is One Hundred and Twenty Million (120,000,000), consisting of One Hundred Million (100,000,000) shares of Common Stock, $.001 par value per share, and Twenty Million (20,000,000) shares of Preferred Stock, $.001 par value per share.

        2. Shares of Preferred Stock may be issued from time to time in one (1) or more series. The Board of Directors is authorized, subject to limitations prescribed by law, to provide by resolution of the Board of Directors for the issuance of the shares of Preferred Stock in series to establish from time to time the number of shares to be included in each such series, and to fix by resolution of the Board of Directors the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following: (a) the number of shares constituting that series and the distinctive designation of that series; (b) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series; (c) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights; (d) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine; (e) whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; (f) whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund; (g) the rights of the shares of that series in the even t of voluntary or involuntary liquidation, dissolution or winding up of the Corporation and the relative rights of priority, if any, of payment of shares of that series; and (h) any other relative or participating rights, preferences and limitations of that series. The Board of Directors is further authorized to increase or decrease (but not below the number of shares of such class or series then outstanding) the number of shares of any series subsequent to the issuance of shares of that series.

        FIFTH: In furtherance and not in limitation of the powers conferred by statute and subject to Article Sixth hereof, the Board of Directors is expressly authorized to adopt, repeal, rescind, alter or amend in any respect the Bylaws of the Corporation (the “Bylaws”).

        SIXTH: Notwithstanding Article Fifth hereof, the Bylaws may be adopted, rescinded, altered or amended in any respect by the stockholders of the Corporation, but only by the affirmative vote of the holders of not less than 66_% of all outstanding shares of common stock; PROVIDED, HOWEVER, that where such action is approved by a majority of the directors the affirmative vote of only a majority of the holders of all outstanding shares of common stock shall be required for approval of such action.

        SEVENTH: The business and affairs of the Corporation shall be managed by and under the direction of the Board of Directors. Except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders any series of Preferred Stock, the exact number of directors of the Corporation shall be determined from time to time by a Bylaw or Amendment thereto provided that the number of directors shall not be reduced to less than three (3), except that there need be only as many directors as there are stockholders in the event that the outstanding shares are held of record by fewer than three (3) stockholders, and elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

        EIGHTH: Each director shall serve until his successor is elected and qualified or until his death, resignation or removal; and no decrease in the authorized number of directors shall shorten the term of any incumbent director; and additional directors, elected pursuant to Section 2 of Article Fourth hereof in connection with rights to elect such additional directors under specified circumstances which may be granted to holders of any series of Preferred Stock shall serve for such term or terms and pursuant to such other provisions as are specified in the resolution of the Board of Directors establishing such series.

        NINTH: Except as may otherwise be provided pursuant to Section 2 of Article Fourth hereof in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any series of Preferred Stock, newly created directorships resulting from any increase in the number of directors, or any vacancies on the Board of Directors resulting from death, resignation, removal or other causes, shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director’s successor shall have been elected and qualified or until such director’s death, resignation or removal, whichever first occurs.

        TENTH: Except for such additional directors as may be elected by the holders of any series of Preferred Stock pursuant to the terms thereof established by a resolution of the Board of Directors pursuant to Section 2 of Article Fourth hereof, any director may be removed from office with or without cause and only by the affirmative vote of the holders of not less than 66 2/3% of outstanding shares of common stock; PROVIDED, HOWEVER, that where such removal is approved by a majority of the directors the affirmative vote of only a majority of the holders of all outstanding shares of common stock shall be required for approval of such removal.

        ELEVENTH: Any action required or permitted to be taken by the stockholders of the Corporation shall be effected at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation; PROVIDED, HOWEVER, in the event that where such action is approved by the majority of the directors, such action required or permitted to be taken by the stockholders of the Corporation may be effected either at a duly called Annual Meeting or at a special meeting of stockholders of the Corporation or by the written consent of the stockholders of the Corporation.

        TWELFTH: Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision of applicable law) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

        THIRTEENTH: The provisions set forth in this Article Thirteenth and in Articles Fifth, Sixth, Seventh, Eighth, Ninth, Tenth and Eleventh hereof may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, except by the affirmative vote of the holders of not less than 66 2/3% of all outstanding shares of common stock; PROVIDED, HOWEVER, that where such action is approved by a majority of the directors the affirmative vote of only a majority of the holders of all outstanding shares of common stock shall be required for approval of such action.

        FOURTEENTH: The Corporation reserves the right to adopt, repeal, rescind, alter or amend in any respect any provision contained in this Certificate in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation. Notwithstanding the preceding sentence, the provisions set forth in Articles Fifth, Sixth, Seventh, Eighth, Ninth, Tenth, Eleventh, and Thirteenth may not be repealed, rescinded, altered or amended in any respect, and no other provision or provisions may be adopted which impair(s) in any respect the operation or effect of any such provision, unless such action is approved as specified in Article Thirteenth hereof.

        FIFTEENTH: No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law.

        Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

        SIXTEENTH: No contract or other transaction of the Corporation with any other person, firm or corporation, or in which this corporation is interested, shall be affected or invalidated by: (a) the fact that any one or more of the directors or officers of the Corporation is interested in or is a director or officer of such other firm or corporation; or, (b) the fact that any director or officer of the Corporation, individually or jointly with others, may be a party to or may be interested in any such contract or transaction, so long as the contract or transaction is authorized, approved or ratified at a meeting of the Board of Directors by sufficient vote thereon by directors not interested therein, to which such fact of relationship or interest has been disclosed, or the contract or transaction has been approved or ratified by vote or written consent of the stockholders entitled to vote, to whom such fact of relationship or interest has been dis closed, or so long as the contract or transaction is fair and reasonable to the Corporation.

        The undersigned, being the incorporator, for the purposes of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate of Incorporation, does certify that the facts herein stated are true and, accordingly, have hereto executed this instrument through its duly authorized representative as of the 10th day of July, 2000.

ADVANCED BIOTHERAPY CONCEPTS, INC.,
a Nevada corporation

By:	/s/ Edmond Buccellato

Edmond Buccellato President and Chief Executive Officer